                                                                      EXHIBIT 11
                              OBJECT DESIGN, INC.

                             STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS)
                                    PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                         THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                    MARCH 31,
                                         -----------------------------------------   --------------------------
                                            1993           1994           1995           1995          1996
                                         -----------   ------------   ------------   ------------   -----------
                                                                                             (UNAUDITED)

Historical--Primary:
    Weighted average issued common
      stock outstanding................    2,025,043      2,054,230      2,237,010      2,167,995    2,387,804
    Weighted average cheap stock(2)....    7,363,643      7,363,643      7,363,643      7,363,643    7,363,643
    Weighted average common stock
      equivalents......................    1,542,996             --             --             --           --
    Less:  assumed purchase of treasury
      shares...........................     (242,618)            --             --             --           --
                                         -----------   ------------   ------------   ------------   ----------
         Weighted average number of
           common and common equivalent
           shares outstanding..........   10,689,064      9,417,873      9,600,653      9,531,638    9,751,447
                                         ============  =============  =============  =============  ===========
Net income (loss)......................  $   626,972   $(12,021,126)  $(10,282,369)  $ (1,995,700)  $  144,856
Less: accretion of redeemable
  convertible preferred stock to
  redemption value.....................           --             --             --             --     (333,000)
                                         -----------   ------------   ------------   ------------   ----------
Net income (loss) available to common
  shareholders.........................  $   626,972   $(12,021,126)  $(10,282,369)  $ (1,995,700)  $ (188,144)
                                         ============  =============  =============  =============  ===========
Net income (loss) per common and common
  equivalent shares....................  $       .06   $      (1.28)  $      (1.07)  $      (0.21)  $    (0.02)
                                         ============  =============  =============  =============  ===========
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
                                                                          1995                         1996
                                                                      ------------                  -----------
                                                                      (UNAUDITED)                   (UNAUDITED)

Pro forma(1):
    Weighted average issued common and
      preferred stock outstanding(1)...                                 18,473,664                   18,624,458
    Weighted average cheap stock(2)....                                  7,363,643                    7,363,643
    Weighted average common stock
      equivalents......................                                         --                      563,850
    Less:  assumed purchase of treasury
      shares...........................                                         --                     (124,693)
                                                                      ------------                  -----------
         Weighted average number of
           common and common equivalent
           shares outstanding..........                                 25,837,307                   26,427,258
                                                                      =============                 ============
Net income (loss)......................                               $(10,282,369)                 $   144,856
                                                                      =============                 ============
Net income (loss) per share............                               $       (.40)                 $       .01
                                                                      =============                 ============

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Notes:

(1) All shares of convertible preferred stock are considered, on a pro forma basis, to be common stock and are included using the if-converted method on the dates of their original issuance.

(2) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock, common stock equivalents and Series J Preferred Stock within one year prior of the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10.00 per
    share are considered to have been made in   anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.

(3) Fully diluted net income (loss) per common and common equivalent shares for the years ended December 31,
    1993, 1994 and 1995, and for the three months ended March 31, 1995 and 1996.

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